SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February ___, 2008

J-KAN, INC.
(Exact name of registrant as specified in its charter)

ARKANSAS

(State or other jurisdiction of incorporation or organization)

333-140567	71-0822436
(Commission File Number)	(IRS Employer Identification Number)

1823 Phoenix Avenue
  Ft. Smith, Arkansas 72903
(479) 461-6810

Jerry W. Neel, Jr.
1823 Phoenix Avenue
Ft. Smith, Arkansas 72903
(479) 461-6810
(Telephone number, including area code of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 –Acquisition or Disposition of Assets

Effective February 6, 2009, J-Kan, Inc. signed a definitive agreement to combine with TrinityCare Senior Living LLC (“TrinityCare”).  Trinity Care is a privately operator of senior living facilitiess.  As a result of the merger, the members of TrinityCare (the “TrinityCare Equityholders”) will own a majority of the voting stock of J-Kan, Inc., that will change its name to TrinityCare Senior Living, Inc..

In accordance with the terms of the agreement, the members of TrinityCare will be issued shares of Series A Convertible Stock that represent approximately 97.44% of the outstanding equity and voting rights after taking into account the issuance.

Closing of the business combination is subject to the customary conditions, including satisfactory completion of due diligence.

ITEM 9.01 – Financial Statements and Exhibits

Agreement and Plan of Reorganization (without exhibits)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J-KAN, INC.

Date: February 9, 2008	By: /s/ Jerry W. Neel, Jr.
Name: Jerry W. Neel, Jr. Title: President

Exhibit 9.01
Agreement and Plan of Reorganization

AGREEMENT AND PLAN OF REORGANIZATION

among

J-KAN, INC.
(an Arkansas corporation)

TCSL ACQUISITION LLC
(a Nevada limited liability company)

TRINITYCARE SENIOR LIVING, LLC
(a Texas limited liability company)

and

THE EQUITYHOLDERS OF TRINITYCARE SENIOR LIVING, LLC

DATED AS OF FEBRUARY 6, 2009

RECITALS [INSERT PAGE NUMBER]

ARTICLE 1  DEFINITIONS [INSERT PAGE NUMBER]

ARTICLE 2.  THE REORGANIZATION [INSERT PAGE NUMBER]
Section 2.01.  Basic Merger Transaction [INSERT PAGE NUMBER]
Section 2.02.  Effective Time; Closing [INSERT PAGE NUMBER]
Section 2.03.  Effect of the Merger [INSERT PAGE NUMBER]
Section 2.04.  Certificate of Formation; Company Agreement [INSERT PAGE NUMBER]
Section 2.05.  Directors and Officers [INSERT PAGE NUMBER]
Section 2.06.  Conversion of Securities [INSERT PAGE NUMBER]
Section 2.07.  Exchange of Certificates [INSERT PAGE NUMBER]
Section 2.08.  Membership Transfer Books [INSERT PAGE NUMBER]
Section 2.09.  Dissenting Members [INSERT PAGE NUMBER]
Section 2.10.  Membership Options [INSERT PAGE NUMBER]
Section 2.11.  Transfer and Divestiture of Neel’s Food Service, Inc. [INSERT PAGE NUMBER]
Section 2.12.  Basic Reincorporation Merger Transaction [INSERT PAGE NUMBER]
Section 2.13.  Effective Time [INSERT PAGE NUMBER]
Section 2.14.  Effect of the Reincorporation Merger [INSERT PAGE NUMBER]
Section 2.15.  Conversion of Securities [INSERT PAGE NUMBER]
Section 2.16.  Additional Covenants and Agreements [INSERT PAGE NUMBER]

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF TRINITYCARE AND EQUITYHOLDERS [INSERT PAGE NUMBER]
Section 3.01.  Organization, Qualification and Corporate Power [INSERT PAGE NUMBER]
Section 3.02.  Noncontravention [INSERT PAGE NUMBER]
Section 3.03.  Capitalization [INSERT PAGE NUMBER]
Section 3.04.  Brokers’ Fees [INSERT PAGE NUMBER]
Section 3.05.  Title to Assets [INSERT PAGE NUMBER]
Section 3.06.  Subsidiaries [INSERT PAGE NUMBER]
Section 3.07.  Financial Statements [INSERT PAGE NUMBER]
Section 3.08.  Undisclosed Liabilities [INSERT PAGE NUMBER]
Section 3.09.  Legal Compliance [INSERT PAGE NUMBER]
Section 3.10.  Real Property [INSERT PAGE NUMBER]
Section 3.11.  Tangible Assets [INSERT PAGE NUMBER]
Section 3.12.  Powers of Attorney [INSERT PAGE NUMBER]
Section 3.13.  Employees [INSERT PAGE NUMBER]
Section 3.14.  Guaranties [INSERT PAGE NUMBER]
Section 3.15.  Certain Business Practices [INSERT PAGE NUMBER]
Section 3.16.  Parachute Payments [INSERT PAGE NUMBER]
Section 3.17.  Information Statement [INSERT PAGE NUMBER]
Section 3.18.  Environment, Health, and Safety [INSERT PAGE NUMBER]
Section 3.19.  Disclosure [INSERT PAGE NUMBER]

ARTICLE 4  REPRESENTATIONS AND WARRANTIES CONCERNING J-KAN AND ITS SUBSIDIARIES [INSERT PAGE NUMBER]
Section 4.01.  Organization, Qualification, and Corporate Power [INSERT PAGE NUMBER]
Section 4.02.  Capitalization [INSERT PAGE NUMBER]
Section 4.03.  Noncontravention [INSERT PAGE NUMBER]
Section 4.04.  Brokers’ Fees [INSERT PAGE NUMBER]
Section 4.05.  Title to Assets [INSERT PAGE NUMBER]
Section 4.06.  Subsidiaries [INSERT PAGE NUMBER]
Section 4.07.  SEC Filings, Financial Statements [INSERT PAGE NUMBER]
Section 4.08.  Absence of Certain Changes or Events [INSERT PAGE NUMBER]
Section 4.09.  Undisclosed Liabilities [INSERT PAGE NUMBER]
Section 4.10.  Legal Compliance [INSERT PAGE NUMBER]

Section 4.11.  Tax Matters                                                      [INSERT PAGE NUMBER]
Section 4.12.  Real Property [INSERT PAGE NUMBER]
Section 4.13.  Intellectual Property [INSERT PAGE NUMBER]
Section 4.14.  Tangible Assets [INSERT PAGE NUMBER]
Section 4.15.  Contracts [INSERT PAGE NUMBER]
Section 4.16.  Notes and Accounts Receivable [INSERT PAGE NUMBER]
Section 4.17.  Powers of Attorney [INSERT PAGE NUMBER]
Section 4.18.  Insurance [INSERT PAGE NUMBER]
Section 4.19.  Litigation [INSERT PAGE NUMBER]
Section 4.20.  Employees [INSERT PAGE NUMBER]
Section 4.21.  Employee Benefits [INSERT PAGE NUMBER]
Section 4.22.  Guaranties [INSERT PAGE NUMBER]
Section 4.23.  Environment, Health, and Safety [INSERT PAGE NUMBER]
Section 4.24.  Certain Business Relationships With J-Kan [INSERT PAGE NUMBER]
Section 4.25.  Change of Control [INSERT PAGE NUMBER]
Section 4.26.  Certain Business Practices [INSERT PAGE NUMBER]
Section 4.27.  Parachute Payments [INSERT PAGE NUMBER]
Section 4.28.  Disclosure [INSERT PAGE NUMBER]

ARTICLE 5  PRE-CLOSING COVENANTS [INSERT PAGE NUMBER]
Section 5.01.  General [INSERT PAGE NUMBER]
Section 5.02.  Notices and Consents [INSERT PAGE NUMBER]
Section 5.03.  Operation of Business [INSERT PAGE NUMBER]
Section 5.04.  Preservation of Business [INSERT PAGE NUMBER]
Section 5.05.  Full Access [INSERT PAGE NUMBER]
Section 5.06.  Notice of Developments [INSERT PAGE NUMBER]
Section 5.07.  Exclusivity [INSERT PAGE NUMBER]
Section 5.08.  Filing of Current Report on Form 8-K [INSERT PAGE NUMBER]
Section 5.09.  Section 16(b) Board Approval [INSERT PAGE NUMBER]
Section 5.10.  J-Kan Reincorporation from Arkansas to Nevada [INSERT PAGE NUMBER]
Section 5.11.  Change of Name and Trading Symbol [INSERT PAGE NUMBER]
Section 5.12.  Information Statement [INSERT PAGE NUMBER]
Section 5.13.  Confidentiality [INSERT PAGE NUMBER]

ARTICLE 6  CLOSING COVENANTS [INSERT PAGE NUMBER]
Section 6.01.  General [INSERT PAGE NUMBER]
Section 6.02.  Assumption of Employment Agreement [INSERT PAGE NUMBER]
Section 6.03.  Application to Standard & Poor’s [INSERT PAGE NUMBER]
Section 6.04.  Filing of Amended Form 8-K [INSERT PAGE NUMBER]
Section 6.05.  Agreement to Deliver Shares [INSERT PAGE NUMBER]
Section 6.06.  Plan of Exchange [INSERT PAGE NUMBER]
Section 6.07.  Board of  Directors of J-Kan [INSERT PAGE NUMBER]
Section 6.08.  Public Announcements [INSERT PAGE NUMBER]
Section 6.09.  Conveyance Taxes [INSERT PAGE NUMBER]
Section 6.10.  Assumption of Debt [INSERT PAGE NUMBER]
Section 6.11.  Change of Fiscal Year [INSERT PAGE NUMBER]
Section 6.12.  Reimbursement of Expenses [INSERT PAGE NUMBER]

ARTICLE 7  CONDITIONS TO OBLIGATION TO CLOSE [INSERT PAGE NUMBER]
Section 7.01.  Conditions to Obligation of TrinityCare [INSERT PAGE NUMBER]
Section 7.02.  Conditions to Obligation of J-Kan [INSERT PAGE NUMBER]

ARTICLE 8.  TERMINATION [INSERT PAGE NUMBER]
Section 8.01.  Termination [INSERT PAGE NUMBER]
Section 8.02.  Effect of Termination [INSERT PAGE NUMBER]
Section 8.03.  Fees and Expenses [INSERT PAGE NUMBER]

ARTICLE 9  MISCELLANEOUS [INSERT PAGE NUMBER]

Agreement and Plan of Reorganization J-Kan - TrinityCare Page

Section 9.01.  Press Releases and Public Announcements
Section 9.02.  No Third Party Beneficiaries [INSERT PAGE NUMBER]
Section 9.03.  Entire Agreement [INSERT PAGE NUMBER]
Section 9.04.  Succession and Assignment [INSERT PAGE NUMBER]
Section 9.05.  Counterparts [INSERT PAGE NUMBER]
Section 9.06.  Headings [INSERT PAGE NUMBER]
Section 9.07.  Notices [INSERT PAGE NUMBER]
Section 9.08.  Governing Law [INSERT PAGE NUMBER]
Section 9.09.  Amendments and Waivers [INSERT PAGE NUMBER]
Section 9.10.  Severability [INSERT PAGE NUMBER]
Section 9.11.  Expenses [INSERT PAGE NUMBER]
Section 9.12.  Construction [INSERT PAGE NUMBER]
Section 9.13.  Incorporation of Exhibits and Schedules [INSERT PAGE NUMBER]
Section 9.14.  Specific Performance [INSERT PAGE NUMBER]
Section 9.15.  Submission to Jurisdiction [INSERT PAGE NUMBER]

Exhibit A – Certificates to be Exchanged
Exhibit B – Form of Officer’s Certificate of J-Kan Concerning Accuracy
Exhibit C – Form of Officer’s Certificate of TrinityCare Concerning Accuracy
Exhibit D – Form of Investment Representation
Exhibit E – Form of Opinion of J-Kan’s Counsel
Exhibit F – Form of Opinion of TrinityCare's Counsel
Exhibit G – Debts and Obligations of TrinityCare to be Assumed
Exhibit H – Form of Designation of Series A Convertible Preferred Stock & Series B Preferred Stock
Exhibit I – Form of Plan of Reincorporation Merger

Agreement and Plan of Reorganization J-Kan - TrinityCare Page

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (“Reorganization Agreement”) entered into as of February 6, 2009, by and among J-Kan, Inc., an Arkansas corporation (“J-Kan”), TCSL Acquisition LLC, a Nevada limited liability company and a wholly owned subsidiary of J-Kan (“Merger Sub”), Neel’s Food Service, Inc., an Arkansas corporation and a wholly owned subsidiary of J-Kan(“Neel’s”), J-Kan, Inc. a Nevada corporation and wholly owned subsidiary of J-Kan (“J-Kan Nevada”), TrinityCare Senior Living, LLC, a Texas limited liability company (“TrinityCare”), the holders of 100% of the equity of TrinityCare (“Equityholders”) and Jerry W. Neel, Jr. (“Neel”).  J-Kan, Merger Sub, Neel’s, J-Kan Nevada, TrinityCare, Equityholders and Neel are referred to collectively herein as the “Parties.”

R E C I T A L S:

A.  Merger Sub, upon the terms and subject to the conditions of this Reorganization Agreement and in accordance with the applicable sections of the Nevada Revised Statutes (“Nevada Law”) and Texas Business Organizations Code (“Texas Law”) will merge with and into TrinityCare (the “Merger”).  Simultaneously with the merger of Merger Sub with and into TrinityCare, the Equityholders will exchange their TrinityCare Membership Interest for shares of the Series A Convertible Preferred Stock of J-Kan.  J-Kan will transfer its wholly-owned subsidiary, Neel’s, to Jerry W. Neel, Jr.

B.  J-Kan, upon the terms and subject to the conditions of this Reorganization Agreement and in accordance with the applicable sections of the Nevada Revised Statutes (“Nevada Law”) and Arkansas Business Corporation Act (“Arkansas Law”) will merge with and into J-Kan Nevada (the “Reincorporation Merger”).

C.  The Members of TrinityCare have determined that the Merger is in the best interests of TrinityCare, has approved and adopted this Reorganization Agreement and the transactions contemplated hereby.

D.  The Board of Directors of J-Kan and sole member of Merger Sub have determined that the Merger and Reincorporation Merger is in the best interests of J-Kan and Merger Sub, approved and adopted this Reorganization Agreement and the transactions contemplated hereby, and the Board of Directors of J-Kan Nevada has adopted this Reorganization Agreement.

E.  For federal Income Tax purposes, it is intended that the Reorganization will qualify as a tax-free reorganization under the provisions of Section 368(a)(2)(D) of the Code (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

ARTICLE 1
DEFINITIONS

“Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

“Affiliated Group” means any affiliated group within the meaning of Code Section 1504 or any similar group defined under a similar provision of state, local, or foreign law.

“Business Day” means a day of the year in which banks are not required or authorized to be closed in the City of Houston.

“CERCLA” means the United States Comprehensive Environmental Response, Compensation, and Liability Act.

“Certificates” has the meaning set forth in Section 2.07.

Agreement and Plan of Reorganization J-Kan - TrinityCare

“Cleanup” means any investigative, monitoring, cleanup, removal, containment or other remedial or response action required by any Environmental Law or Occupational Safety and Health Law.  The terms “removal,” “remedial,” and “response action” include the types of activities covered by CERCLA.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Confidential Information” means any information concerning the businesses and affairs of TrinityCare that is not already generally available to the public.

“Contravene” means an act or omission would “Contravene” something if, as the context requires:

(i)           the act or omission would conflict with it, violate it, result in a breach or violation of or failure to comply with it, or constitute a default under it;

(ii)           the act or omission would give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate, or modify it, to exercise any remedy or obtain any relief under it, or to declare a default or accelerate the maturity of any obligation under it; or

(iii)           the act or omission would result in the creation of an Encumbrance on the stock or assets of the subject company.

“Controlled Group of Corporations” has the meaning set forth in Code Section 1563.

“Deferred Intercompany Transaction” has the meaning set forth in Regulation Section 1.1502-13.

“Dissenting Shares” has the meaning set forth in Section 2.09.

“Effective Time” means the last to occur: (i) the Effective Time of the Merger as defined in Section 2.02, (ii) the Effective Time of the Reincorporation Merger as defined in Section 2.13, or (iii) the Effective Time of the Information Statement defined in Section 5.12.

“Employee Benefit Plan” means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan, cafeteria plan as defined in Section 125 of the Code, or material fringe benefit plan or program.

“Employee Pension Benefit Plan” has the meaning set forth in ERISA Section 3(2).

“Employee Welfare Benefit Plan” has the meaning set forth in ERISA Section 3(1).

“Encumbrance” means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, lien, option, pledge, security interest, preference, priority, right of first refusal, or similar restriction.

“Environment” means soil, land surface or subsurface strata, surface waters (including navigable water and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other similar medium or natural resource.

Agreement and Plan of Reorganization J-Kan - TrinityCare

“Environmental, Health, and Safety Liabilities” means any cost, damages, expense, Liability, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law, including those consisting of or relating to:

(i)           any environmental, health, or safety matter or condition (including on-site or off-site contamination, occupational safety and health, and regulation of any chemical substance or product);

(ii)           any fine, penalty, judgment, award, settlement, proceeding, damages, loss, claim, demand and response, investigative, monitoring, remedial, or inspection cost or expense arising under Environmental Law or Occupational Safety and Health Law;

(iii)           financial responsibility under any Environmental Law or Occupational Safety and Health Law for Cleanup costs or corrective action, (whether or not such Cleanup has been required or requested by any Governmental Body or other Person) and for any natural resource damage; or

(iv)           any other compliance, corrective, or remedial measures required under any Environmental Law or Occupational Safety and Health Law.

“Environmental Law” means CERCLA and any other Legal Requirement that requires or relates to:

(i)           advising appropriate Governmental Bodies, employees, or the public of intended or actual Releases of pollutants or hazardous substances or materials, violations of discharge limits or other prohibitions and the commencement of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(ii)           preventing or reducing to acceptable levels the Release of pollutants or hazardous substances or materials into the Environment;

(iii)           reducing the quantities, preventing the Release, or minimizing the hazardous characteristics of wastes that are generated;

(iv)           assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(v)           protecting resources, species, or ecological amenities;

(vi)           reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(vii)           Cleanup of pollutants that have been Released, preventing the threat of Release, or paying the costs of such Cleanup or prevention; or

(viii)           making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

“Equityholders” has the meaning set forth in the Recitals above.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Facility” means any Real Property or tangible personal property interest owned or operated by J-Kan or its subsidiaries.  For purposes of Section 4.23 and the definition of “Hazardous Activity,” the term also includes any Real Property or tangible personal property interest formerly owned or operated by J-Kan or its subsidiaries or any predecessor Person.

“Fiduciary” has the meaning set forth in ERISA Section 3(21).

Agreement and Plan of Reorganization J-Kan - TrinityCare

“GAAP” means United States generally accepted accounting principles as in effect from time to time.

“Good Title” means good and defensible title which is (i) evidenced by an instrument or instruments filed of record in accordance with the conveyance and recording laws of the applicable jurisdiction and is sufficient against competing claims of bona fide purchasers for value without notice and (ii) free and clear of all liens, security interest, claims, infringements, and other burdens of encumbrances, other than such liens, security interests, claims, infringements, and other burdens of encumbrances that a reasonably prudent purchaser of oil and gas properties would accept in light of the value of the property affected, the improbability of assertion of the defect or irregularity or the degree of difficulty or the cost of performing curative work.

“Governmental Body” means any:

(i)           nation, region, state, county, city, town, village, district, or other jurisdiction;

(ii)           federal, state, local, municipal, foreign or other government;

(iii)           governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, or other entity and any court or other tribunal);

(iv)           multinational organization;

(v)           body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory, or taxing authority or power of any nature; and

(vi)           official of any of the foregoing.

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from any of the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to individuals or property on or off the Facilities, or that may affect the value of any of the Facilities or J-Kan and its subsidiaries.

“Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“Income Taxes” means all income and profits Taxes, capital taxes, franchise taxes and similar Taxes based on income, profits or capital (including any Taxes in lieu of such income or profits Taxes) imposed by any Federal, state, local or foreign governmental agency, whether in the form of assessments in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to (a) such Taxes or (b) the late filing or nonfiling of returns relating to such Taxes.

“Information Statement” has the meaning set forth in Section 3.17.

“Intellectual Property” means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production

Agreement and Plan of Reorganization J-Kan - TrinityCare

processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

“J-Kan” has the meaning set forth in the preface to this Reorganization Agreement.

“J-Kan Common Stock” means the common stock, par value $.01 per share, of J-Kan.

“J-Kan Disclosure Schedule” has the meaning set forth in Article 4.

“J-Kan Nevada” has the meaning set forth in the preface above.

“Knowledge” means actual knowledge after reasonable investigation.

“Legal Requirement” means any constitution, law, statute, treaty, rule, regulation, ordinance, binding case law or principle of common law, notice, approval or Order of any Governmental Body, and any Contract with any Governmental Body relating to compliance with any of the foregoing.

“Merger” has the meaning set forth in the Recitals above.

“Merger Consideration” has the meaning set forth in Section 2.06(b).

“Merger Sub” has the meaning set forth in the preface above.

“Multiemployer Plan” has the meaning set forth in ERISA Section 3(37).

“Nevada Articles of Merger” has the meaning set forth in Section 2.02.

“Nevada Law” has the meaning set forth in the Recitals above.

“Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (such as those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

“Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator.

“Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“OTC” means the OTC Bulletin Board.

“Outstanding TrinityCare Membership Interest” means all TrinityCare membership interests issued and outstanding immediately prior to the Effective Time.

“Parties” has the meaning set forth in the preface above.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Person” means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

Agreement and Plan of Reorganization J-Kan - TrinityCare

“Real Property” means all real property of J-Kan and its subsidiaries, including all parcels and tracts of land in which J-Kan or its subsidiaries has a fee simple estate or a leasehold estate, and all improvements, easements and appurtenances thereto.

“Reincorporation Merger” has the meaning set forth in the Recitals above.

“Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

“Reorganization” means, collectively, the Reincorporation Merger and authority to change name.

“Reorganization Agreement” has the meaning set forth in the preface above.

“Reportable Event” has the meaning set forth in ERISA Section 4043.

“SEC” means the United States Securities and Exchange Commission.

“Secretary” has the meaning set forth in Section 2.02.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Security Interest” means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic’s, materialmen’s, and similar liens, (b) liens for Taxes not yet due and payable, and (c) purchase money liens and liens securing rental payments under capital lease arrangements.

“Series A Convertible Preferred Stock” has the meaning set forth in Section 2.06(a).

“Series B Convertible Preferred Stock” has the meaning set forth in Section 6.02.

“Subsidiary” means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

“Surviving Company” has the meaning set forth in Section 2.01.

“Surviving Corporation” has the meaning set forth in Section 2.14.

“Taxes” shall mean all excise, real and personal property, sales, use, customs duties, payroll, withholding, capital or franchise (based on capital and/or activity), estimated and other taxes, including Income Taxes, imposed by a federal, state, local or foreign governmental agency, whether in the form of assessments which are in the nature of Taxes or otherwise, together with all interest, penalties and additions imposed with respect to such amounts.

“Tax Returns” means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of Taxes of any Party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

“Texas Law” has the meaning set forth in the Recitals above.

“Threatened” means an action or matter would be considered to have been “Threatened” if a demand or statement has been made (whether orally or in writing) or a notice has been given (whether orally or in writing), or any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such action or matter is likely to be asserted, commenced, taken or otherwise pursued in the future.

Agreement and Plan of Reorganization J-Kan - TrinityCare

“TrinityCare” has the meaning set forth in the preface to this Reorganization Agreement..

“TrinityCare Disclosure Schedule” has the meaning set forth in Article 3.

“TrinityCare Equityholders” has the meaning set forth in the preface above.

“TrinityCare Most Recent Financial Statements” has the meaning set forth in Section 3.07(b).

“TrinityCare Membership Interest” means the equity interest of TrinityCare.

ARTICLE 2
THE REORGANIZATION

Section 2.01.  Basic Merger Transaction.  Upon the terms and subject to the conditions set forth in this Reorganization Agreement and in accordance with Nevada Law and Texas Law, at the Effective Time, Merger Sub shall be merged with and into TrinityCare. As set forth in Sections 2.06 and 2.07 hereunder, simultaneously with the merger of Merger Sub with and into TrinityCare, the Equityholders will exchange their TrinityCare Membership Interest for shares of the Series A Convertible Preferred Stock of J-Kan. J-Kan will transfer its wholly-owned subsidiary, Neel’s, pursuant to Section 2.11 hereunder. J-Kan will change its domicile from Arkansas to Nevada pursuant to Section 5.10.  As a result of the Merger, the outstanding shares of membership interests of Merger Sub and TrinityCare shall be converted or canceled in the manner provided in Section 2.06 of this Reorganization Agreement, the separate existence of Merger Sub shall cease and TrinityCare will be the surviving company in the Merger of Merger Sub into TrinityCare (the “Surviving Company”).

Section 2.02.  Effective Time; Closing.  As promptly as practicable after Closing (defined below), and in no event later than the first Business Day following the satisfaction or, if permissible, waiver of the conditions set forth in Article 7 (or such other date as may be agreed in writing by each of the Parties), the Parties shall cause the Merger to be consummated by causing articles of merger (the “Nevada Articles of Merger”) to become effective after filing with the Secretary of State of the State of Nevada (the “Nevada Secretary”) in such form as is required by, and executed in accordance with the relevant provisions of, Nevada Law and a certificate of merger (the “Texas Certificate of Merger”) to become effective after filing with the Secretary of State of the State of Texas (the “Texas Secretary”) in such form as is required by, and executed in accordance with the relevant provisions of, Texas Law.  The term “Effective Time” means the date and time of the last to occur of the effective date specified in of the Nevada Articles of Merger filed with the Nevada Secretary or the effective date specified in the Texas Certificate of Merger filedwith the Texas Secretary (or such later time as may be agreed in writing by each of the Parties and specified in the Nevada Articles of Merger and Texas Certificate of Merger).  Immediately prior to the effective time specified in the Nevada Articles of Merger and Texas Certificate of Merger, a closing (the “Closing”) will be held at the Houston, Texas offices of Sonfield & Sonfield at 9:00 a.m., local time, on the first Business Day after the date on which the last of the conditions to Closing set forth in Article 7 hereof (other than conditions to be satisfied at the Closing) are fulfilled or waived by the appropriate Party, as the case may be (or such other time, date or place as the Parties may agree) (the “Closing Date”).

Section 2.03.  Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Nevada Law and Texas Law.

Section 2.04.  Certificate of Formation; Company Agreement.

(a)           At the Effective Time, the Certificate of Formation of TrinityCare, as in effect immediately prior to the Effective Time, shall be the Certificate of Formation of the Surviving Company, until thereafter amended as provided therein or by applicable law.

(b)           At the Effective Time, the Company Agreement of TrinityCare, as in effect immediately prior to the Effective Time, shall be the Company Agreement of the Surviving Company until thereafter amended as provided therein or by applicable law.

Agreement and Plan of Reorganization J-Kan - TrinityCare

Section 2.05.  Directors and Officers.  At the Effective Time, the officers of TrinityCare shall continue as the officers of the Surviving Company, to hold office in accordance with the Certificate of Formation and Company Agreement of TrinityCare and shall become the officers and directors of J-Kan to hold office in accordance with the Articles of Incorporation and Bylaws of J-Kan until a successor is elected or appointed and has qualified or until the earliest of such director’s death, resignation, removal or disqualification, or as otherwise provided in the bylaws of J-Kan.

Section 2.06.  Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub or TrinityCare:

(a)           The membership interest of TrinityCare (the “TrinityCare Membership Interest”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the number of fully paid, non assessable shares of Series A Convertible Preferred Stock, substantially in the form of Exhibit H hereto, issuable to the persons set out in Exhibit A hereto (the “Exchange Ratio”).

(b)           Shares of Series A Convertible Preferred Stock to be issued to holders of TrinityCare Membership Interest pursuant to Section 2.06(a) is referred to as the “Merger Consideration.”  If between the date of this Reorganization Agreement and the Effective Time, any TrinityCare Membership Interest held by a TrinityCare Equityholder shall be transferred to TrinityCare, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such transfer of shares.

(c)           In any event, if between the date of this Reorganization Agreement and the Effective Time, the outstanding shares of Series A Convertible Preferred Stock or TrinityCare Membership Interest shall have been changed into a different number of shares or a different class, by reason of any declared or completed stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or interests, the Merger Consideration shall be correspondingly adjusted to the extent appropriate to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.  Upon surrender of the certificate(s) representing TrinityCare Membership Interest in accordance with Section 2.07, such holder of TrinityCare Membership Interest shall be entitled to receive the Merger Consideration.

(d)           From and after the Effective Time, all TrinityCare Membership Interest shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such interests shall thereafter represent the right to receive the Merger Consideration into which such TrinityCare Membership Interest were converted in the Merger, upon surrender of the certificate(s) representing such interests in accordance with Section 2.07.

(e)           Any TrinityCare Membership Interest owned by J-Kan, Merger Sub or any direct or indirect wholly owned subsidiary of J-Kan immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

(f)           Each membership interest of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable membership interest of the Surviving Company at the Effective Time, and the Surviving Company thereafter shall not have other equity securities.

Section 2.07.  Exchange of Certificates.

(a)           At the Closing, each holder of record of a certificate or certificates (the “Certificates”) which immediately prior to the Effective Time represented Outstanding TrinityCare Membership Interest shall tender such Certificates to J-Kan or its designated transfer or exchange agent with such other documents as J-Kan may reasonably request, including a stock power.  Upon surrender of a Certificate for cancellation to J-Kan together with such duly executed documents as may be required, the holder of such Certificate shall be entitled to receive in exchange therefore the Merger Consideration which such holder has the right to receive in respect of TrinityCare Membership Interest formerly represented by such Certificates, together with any dividends or other distributions to which such holder is entitled pursuant to

Agreement and Plan of Reorganization J-Kan - TrinityCare

Section 2.07(b).  The surrendered Certificates shall then be marked canceled.  In the event of a transfer of ownership of TrinityCare Membership Interest which is not registered in the transfer records of TrinityCare, the Merger Consideration may be paid in accordance with Article 2 to the transferee if the Certificates representing such shares of TrinityCare Membership Interest are presented to J-Kan, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.  Until surrendered as contemplated by this Section 2.07(a), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, and any dividends or other distributions to which such holder is entitled pursuant to Section 2.07(b).  No interest shall be paid on the Merger Consideration.

(b)            No dividends or other distributions declared or made after the Effective Time with respect to Series A Convertible Preferred Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Series A Convertible Preferred Stock evidenced thereby until the holder of such Certificate shall surrender such Certificate.  Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of such Certificate, in addition to the shares of Series A Convertible Preferred Stock as provided in Section 2.07(a), without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Series A Convertible Preferred Stock evidenced by such Certificate.  There shall be paid to the holder of the certificates representing whole shares of Series A Convertible Preferred Stock issued in exchange therefore, without interest: (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Series A Convertible Preferred Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Series A Convertible Preferred Stock.

(c)           The Merger Consideration issued or paid upon conversion of the Outstanding TrinityCare Membership Interest in accordance with the terms hereof (including any cash paid or other distributions pursuant to Sections 2.07(b)) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such TrinityCare Membership Interest.

(d)           Neither J-Kan nor the Surviving Company shall be liable to TrinityCare for any Merger Consideration (or dividends or distributions with respect thereto) which remains undistributed to the holders of TrinityCare Membership Interest for one year after the Effective Time and is delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

(e)           If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the TrinityCare Equityholder claiming such Certificate to be lost, stolen or destroyed and, if required by J-Kan, the posting by such TrinityCare Equityholder of a bond in such reasonable amount as J-Kan may direct as indemnity against any claim that may be made against it with respect to such Certificate, J-Kan will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, and unpaid dividends and distributions on the Merger Consideration deliverable in respect thereof pursuant to this Reorganization Agreement.

(f)           No certificates or script evidencing fractional shares of Series A Convertible Preferred Stock shall be issued upon the surrender for exchange of Certificates, but in lieu thereof each equityholder of TrinityCare who would otherwise be entitled to receive a fraction of a share of Series A Convertible Preferred Stock, after aggregating all fractional shares of Series A Convertible Preferred Stock which such holder would be entitled to receive under Section 2.06, shall receive the next larger number of whole shares of Series A Convertible Preferred Stock to which such holder would otherwise be entitled.

Section 2.08.  Membership Transfer Books.   At the Effective Time, the membership transfer books of TrinityCare shall be closed and there shall be no further registration of transfers of TrinityCare Membership Interest thereafter on the records of TrinityCare.  On or after the Effective Time, any Certificates presented to J-Kan for any reason shall be converted into the Merger Consideration, and any dividends or other distributions to which they are entitled pursuant to Section 2.07(b) in accordance with the terms of this Reorganization Agreement.

Agreement and Plan of Reorganization J-Kan - TrinityCare

Section 2.09.  Dissenting Members.   TrinityCare Membership Interest that have not been voted for adoption of the merger and with respect to which dissenter’s rights have been properly demanded in accordance with Texas Law (“Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration at or after the Effective Time unless and until the holder of such shares withdraws his demand for dissenter’s rights or becomes ineligible of dissenter’s rights.  If a holder of Dissenting Shares withdraws his demand for dissenter’s rights or becomes ineligible for dissenter’s rights, then, as of the Effective Time or the occurrence of such event, whichever later occurs, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration.

Section 2.10.  Membership Options.  At the Effective Time, each then outstanding option to purchase TrinityCare Membership Interest granted by TrinityCare (collectively, the “TrinityCare Options”), shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, be cancelled and of no further force or effect.

Section 2.11.  Transfer and Divestiture of Neel’s.  J-Kan shall have divested all of its interest in its wholly owned subsidiary, Neel’s Food Service, Inc., an Arkansas corporation, by transfer to persons designed by Jerry W. Neel, Jr. and shall have paid or discharged any J-Kan obligations of any kind or character, direct or contingent, such that there are no outstanding liabilities whatsoever.  The consideration received by J-Kan for the transfer of Neel’s shall be the cancellation of not less than 1,000,000 shares of outstanding J-Kan Common Stock presently issued and outstanding.

Section 2.12.  Basic Reincorporation Merger Transaction. At the Effective Time (as hereinafter set forth) and subject to the terms and conditions of this Reorganization Agreement, the terms and conditions of the Plan of Reincorporation Merger in the form of Exhibit I, the applicable provisions of Arkansas Law, and the applicable provisions of Title 7, Chapter 78 of the Nevada Revised Statutes, J-Kan is merged with and into J-Kan Nevada.  The separate existence of J-Kan shall cease on and after the Effective Time.

Section 2.13.  Effective Time  The Effective Time of the Reincorporation Merger in the State of Arkansas and the State of Nevada shall be the last to occur of the following:

(a)           Twenty calendar days after mailing of the Information Statement as provided in Section 3.17 hereof; or

(b)           The date and time specified in a certificate of merger meeting the requirements of Arkansas Law, is filed with the Secretary of State of the State of Arkansas; or

(c)           The date and time specified in articles of merger meeting the requirements of Nevada Law, is filed with the Secretary of State of the State of Nevada; or

(d)           The Effective Time of the Merger.

Section 2.14.  Effect of the Reincorporation Merger J-Kan Nevada shall be the Surviving Corporation.  The principal place of business, Articles of Incorporation, bylaws, officers and directors of J-Kan Nevada shall survive the merger without amendment or revision and be the Articles of Incorporation and bylaws of the Surviving Corporation.  The officers, directors and place of business shall be as designated by TrinityCare.

Section 2.15.  Conversion of Securities

(a)            At the Effective Time, each issued and outstanding share of the J-Kan Common Stock, $.01 par value per share, shall be converted into the right to receive one (1) fully paid and non-assessable share of the common stock, $.001 par value per share, of J-Kan Nevada.

(b)           At the Effective Time, each share of the common stock, $.001 par value per share, of J-Kan Nevada outstanding immediately prior to the Reincorporation Merger shall be cancelled and returned to the authorized and unissued capital stock of J-Kan Nevada.

Section 2.16.  Additional Covenants and Agreements.

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(a)           Except to the extent otherwise provided in outstanding options, warrants, and other rights to purchase shares of the common stock, $.01 par value per share, of J-Kan, each option, warrant or other right to purchase shares of the common stock, $.01 par value per share, of J-Kan, shall be exercisable to purchase the same number of shares of the common stock, $.001 par value per share, of J-Kan Nevada for the original exercise price and for the original remaining same terms and conditions.

(b)           J-Kan Nevada agrees that it may be served with process in the State of Nevada in any proceeding for enforcement of any obligation of J-Kan Nevada arising from the Reincorporation Merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in appraisal proceedings pursuant to the provisions of Nevada Law, and irrevocably appoints the Secretary of State of Nevada as its agent to accept services of process in any such suit or proceeding

(c)           The parties hereto agree that they will cause to be executed and filed and recorded any document or documents prescribed by Arkansas Law or Nevada Law, and that they will cause to be performed all necessary acts within the State of Arkansas and the State of Nevada and elsewhere to effectuate the merger herein provided for.

(d)           J-Kan hereby appoints the officers and directors, each acting alone, as its true and lawful attorneys in fact to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Reorganization Agreement or of the Reincorporation Merger herein provided for.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF TRINITYCARE AND EQUITYHOLDERS

TrinityCare represents and warrants to J-Kan that the statements contained in this Article 3 are correct and complete in all material respects as of the date of this Reorganization Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Reorganization Agreement throughout this Article 3), except as set forth in the disclosure schedule delivered by TrinityCare to J-Kan on the date hereof and initialed by the Parties (the “TrinityCare Disclosure Schedule”).  Nothing in the TrinityCare Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the TrinityCare Disclosure Schedule identifies the exception with reasonable particularity, describes the relevant facts in reasonable detail and identifies the subsection of this Article 3 to which the exception applies.  Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).  The TrinityCare Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3.

Section 3.01.  Organization, Qualification and Corporate Power.  TrinityCare is a corporation duly organized, validly existing, and in good standing under the laws of Texas.  Each of TrinityCare and its subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.  Each of TrinityCare and its subsidiaries has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Reorganization Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby.  Section 3.01 of the TrinityCare Disclosure Schedule lists the directors and officers of TrinityCare and its subsidiaries.  Except as set forth on Section 3.01 of the TrinityCare Disclosure Schedule, each of TrinityCare and its subsidiaries does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity.  The execution and delivery of this Reorganization Agreement and the other agreements, documents and instruments executed in connection herewith to which TrinityCare is a party and the consummation by TrinityCare of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of TrinityCare are necessary to authorize this Reorganization Agreement or such other agreements, documents and instruments or to consummate the Merger

Agreement and Plan of Reorganization J-Kan - TrinityCare

and the transactions contemplated thereby (other than the filing and recordation of the Texas Articles of Merger with the Texas Secretary as required by Texas Law).  The Reorganization Agreement and the other agreements, documents and instruments executed in connection herewith to which TrinityCare is a party has been duly and validly executed and delivered by TrinityCare and constitute a legal, valid and binding obligation of TrinityCare, enforceable against TrinityCare in accordance with their respective terms.  The minute books (containing the records of meetings of the Members, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of TrinityCare and its subsidiaries are correct and complete.  None of TrinityCare and its subsidiaries is in default under or in violation of any provision of its Certificate of Formation or Company Agreement.

Section 3.02.  Noncontravention.  Except as set out on Section 3.02 of the TrinityCare Disclosure Schedule, neither the execution and the delivery of this Reorganization Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which TrinityCare is subject or any provision of its Certificate of Formation or Company Agreement or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which TrinityCare is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).  None of TrinityCare and its subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Reorganization Agreement, other than the filing and recordation of the Nevada Articles of Merger with the Nevada Secretary.

Section 3.03.  Capitalization.  Section 3.03 of the TrinityCare Disclosure Schedule sets out: (i) the outstanding membership interests of TrinityCare, (ii) the number of issued and outstanding membership interests.  All of the issued and outstanding TrinityCare Membership Interest have been duly authorized, are validly issued, fully paid, and nonassessable.  Except as set forth in Section 3.03(a) of the TrinityCare Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require TrinityCare to issue, sell, or otherwise cause to become outstanding any of its membership interests.  There is no outstanding or authorized appreciation, phantom membership interest, profit participation, or similar rights with respect to TrinityCare.  Except as set forth in Section 3.03(b) of the TrinityCare Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the membership interests of TrinityCare.  Section 3.03(a) of the TrinityCare Disclosure Schedule shall set forth the date of grant, exercise price, number of TrinityCare Membership Interest exercisable for and the expiration date for each outstanding option, warrant and other convertible security of TrinityCare.  Section 3.03(b) of the TrinityCare Disclosure Schedule shall set forth each outstanding option, warrant and other convertible security of TrinityCare that is subject to registration rights.

Section 3.04.  Brokers’ Fees.  None of Equityholders, TrinityCare or any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Reorganization Agreement.

Section 3.05.  Title to Assets.  Except as set forth in Section 3.05 of the TrinityCare Disclosure Schedule, TrinityCare and its subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the TrinityCare Balance Sheet (as defined in Section 3.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the TrinityCare Balance Sheet.

Section 3.06.  Subsidiaries.  Section 3.06 of the TrinityCare Disclosure Schedule sets forth for each Subsidiary of TrinityCare (i) its name and jurisdiction of organization, (ii) the description of its membership interests, and (iii) the number of issued and outstanding membership interests, the names of the holders thereof, and the amount of membership interests held by each such holder.  All of the issued and outstanding membership interests of each Subsidiary of TrinityCare have been duly authorized and are validly issued, fully paid, and nonassessable.  One of TrinityCare and its subsidiaries holds of record and owns beneficially the outstanding membership interests of each Subsidiary of TrinityCare, free and clear of any restrictions on transfer (other than

Agreement and Plan of Reorganization J-Kan - TrinityCare

restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of TrinityCare and its subsidiaries to sell, transfer, or otherwise dispose of any membership interests of any of its subsidiaries or that could require any Subsidiary of TrinityCare to issue, sell, or otherwise cause to become outstanding any of its own membership interests.  There is no outstanding stock appreciation, phantom interests, profit participation, or similar rights with respect to any Subsidiary of TrinityCare.  There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any membership interests of any Subsidiary of TrinityCare.  None of TrinityCare and its subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of TrinityCare.

Section 3.07.  Financial Statements.

(a)           The TrinityCare unaudited financial Statements (including, in each case, any notes thereto) (i) are in accordance with the books and records of TrinityCare; (ii) present fairly and accurately the financial condition of TrinityCare, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in members’ equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; and (vi) include all adjustments (consisting of only normal recurring accruals) which are necessary for a fair presentation of the financial condition of TrinityCare, and of the results of operations of TrinityCare for the periods covered by such statements, and fairly present the financial position, results of operations and changes in members’ equity and cash flows of TrinityCare and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

(b)           The unaudited balance sheet and statement of income and cash flow (“TrinityCare Most Recent Financial Statements”) as of and for the year ended December 31, 2008 for TrinityCare have been prepared in accordance with GAAP applied on a consistent basis and present fairly the financial condition of TrinityCare as of such dates and the results of operations of TrinityCare for such periods; provided, however, that the TrinityCare Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

(c)           Except to the extent set forth on the unaudited consolidated balance sheet of TrinityCare as of December 31, 2008, including the notes to the audited financial statements of which such balance sheet is a part, for the year ended December 31, 2008 (the “TrinityCare Balance Sheet”), neither TrinityCare nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles applied on a consistent basis.

(d)           Except as set forth herein or in Section 3.07 of the TrinityCare Disclosure Schedule, since December 31, 2008, there has not been any material adverse change in the financial condition of TrinityCare.

Section 3.08.  Undisclosed Liabilities.  Except as set forth in Section 3.08 of the TrinityCare Disclosure Schedule, none of TrinityCare and its subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of the TrinityCare Balance Sheet (rather than in any notes thereto).

Section 3.09.  Legal Compliance.  Except as set forth herein or in Section 3.09 of the TrinityCare Disclosure Schedule each of TrinityCare, its subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof),

Agreement and Plan of Reorganization J-Kan - TrinityCare

including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by TrinityCare or its subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

Section 3.10.  Real Property.   Except as set forth in Section 3.10 of the TrinityCare Disclosure Schedule, TrinityCare and its subsidiaries owns good and defensible title to all real property used in the operation of its business.

Section 3.11.  Tangible Assets.   The tangible assets that TrinityCare and its subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used.

Section 3.12.  Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of any of TrinityCare and its subsidiaries.

Section 3.13.  Employees.  None of TrinityCare and its subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years.  None of TrinityCare and its subsidiaries has committed any material unfair labor practice.  None of TrinityCare and its subsidiaries and the directors and officers of TrinityCare and its subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of TrinityCare and its subsidiaries.

Section 3.14.  Guaranties.  None of TrinityCare and its subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

Section 3.15.  Certain Business Practices.  TrinityCare and its subsidiaries and, to the knowledge of TrinityCare, Equityholders and each director, officer, authorized agent or employee of TrinityCare or any of its subsidiaries have not, directly or indirectly, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment, (d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of TrinityCare and its subsidiaries.

Section 3.16.  Parachute Payments.  TrinityCare has not entered into any agreement that would result in the making of “parachute payments,” as defined in Section 280G of the Code, to any Person.

Section 3.17.  Information Statement. The information supplied or to be supplied by or on behalf of TrinityCare for inclusion or incorporated by reference in any J-Kan information statement that may be required pursuant to Section 14f or Section 14C of the Exchange Act, in definitive form (the “Information Statement”), will not, at the date mailed to the J-Kan stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.  The Information Statement, insofar as it relates to J-Kan, will comply as to form in all material respects with the applicable provisions of the Exchange Act and rules and regulations thereunder.

Section 3.18.  Environment, Health, and Safety.

(a)           Each of TrinityCare and its subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in Contravention of or liable under, any Environmental Law or Occupational Safety and Health Law.  Neither any of TrinityCare and its subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body

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or other Person acting in the public interest, or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of TrinityCare or its subsidiaries has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by TrinityCare, its subsidiaries or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(b)           There are no pending or Threatened, claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any Facilities or any other properties and assets (whether real, personal, or mixed) in which any of TrinityCare or its subsidiaries has or had an interest.

(c)           Neither any of TrinityCare or its subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any actual, alleged, possible or potential Contravention of or failure to comply with any Environmental Law or Occupational Safety and Health Law, or of any actual, alleged, possible or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of TrinityCare or its subsidiaries had an interest, or with respect to any property or facility to or by which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any of TrinityCare, its subsidiaries, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.  Neither any of TrinityCare or its subsidiaries, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to any Facility or with respect to any other property or asset (whether real, personal, or mixed) in which any of TrinityCare or its subsidiaries (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

(d)           There has been no Release or, to TrinityCare’s Knowledge, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal, or mixed) in which any of TrinityCare or its subsidiaries has or had an interest, or any geologically or hydrologically adjoining property, whether by any of TrinityCare, its subsidiaries, or any other Person.

(e)           TrinityCare has delivered to J-Kan true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any of TrinityCare or its subsidiaries pertaining to Hazardous Materials or Hazardous Activities in, on, or under any Facilities, or concerning compliance by any of TrinityCare, its subsidiaries, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

Section 3.19.  Disclosure.  The representations and warranties contained in this Article 3 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 3 not misleading.

Agreement and Plan of Reorganization J-Kan - TrinityCare

ARTICLE 4
REPRESENTATIONS AND WARRANTIES
CONCERNING J-KAN AND ITS SUBSIDIARIES

J-Kan and its subsidiaries represent and warrant to TrinityCare that the statements contained in this Article 4 are correct and complete in all material respects as of the date of this Reorganization Agreement and will be correct and complete in all material respects as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Reorganization Agreement throughout this Article 4), except as set forth in the disclosure schedule delivered by J-Kan to TrinityCare on the date hereof and initialed by the Parties (the “J-Kan Disclosure Schedule”).  Nothing in the J-Kan Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the J-Kan Disclosure Schedule identifies the exception with reasonable particularity, describes the relevant facts in reasonable detail and identifies the subsection of this Article 4 to which the exception applies.  Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).  The J-Kan Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article.

Section 4.01.  Organization, Qualification, and Corporate Power.  Each of J-Kan and its subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.  Each of J-Kan and its subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required.  Each of J-Kan and its subsidiaries has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged, to own and use the properties owned and used by it and to execute and deliver this Reorganization Agreement and to perform its obligations hereunder and to consummate the Merger and the transactions contemplated thereby.  Section 4.01 of the J-Kan Disclosure Schedule lists the directors and officers of J-Kan and its subsidiaries.  Except as set forth on Section 4.01 of the J-Kan Disclosure Schedule, each of J-Kan and its subsidiaries does not have and never has had any equity or ownership interests in any corporation, partnership, joint venture, limited liability company or other legal entity.  The execution and delivery of this Reorganization Agreement by J-Kan and the other agreements, documents and instruments executed in connection herewith to which J-Kan is a party and the consummation by J-Kan of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of J-Kan are necessary to authorize this Reorganization Agreement or such other agreements, documents and instruments or to consummate the Merger and the transactions contemplated thereby (other than the filing and recordation of the Nevada Articles of Merger with the Nevada Secretary as required by Nevada Law).  The Reorganization Agreement and the other agreements, documents and instruments executed in connection herewith to which J-Kan is a party has been duly and validly executed and delivered by J-Kan and constitute a legal, valid and binding obligation of J-Kan, enforceable against J-Kan in accordance with their respective terms.  The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of J-Kan and its subsidiaries are correct and complete.  None of J-Kan and its subsidiaries is in default under or in violation of any provision of its charter or bylaws.

Section 4.02.  Capitalization.  Section 4.02 of the J-Kan Disclosure Schedule lists the outstanding warrants to purchase common stock of J-Kan and reflects, as of the Effective Time, the capitalization of J-Kan including: (i) the number of authorized shares of J-Kan Common Stock, (ii) the number of issued and outstanding shares of J-Kan Common Stock, (iii) the number of authorized shares of J-Kan Preferred Stock, (iv) the number and designation of issued and outstanding shares of J-Kan Preferred Stock, (v) the date of grant, exercise price, number of shares of J-Kan Common Stock exercisable for and the expiration date for each outstanding option, warrant and other convertible security of J-Kan, (vi) outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require J-Kan to issue, sell, or otherwise cause to become outstanding any of its capital stock, (vii) each outstanding option, warrant and other convertible security of J-Kan that is subject to registration rights, (viii) outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights.  No J-Kan Common Stock shares were held in treasury.  All of the issued and outstanding shares of J-Kan Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and not subject to preemptive rights.  There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of J-Kan.

Agreement and Plan of Reorganization J-Kan - TrinityCare

Section 4.03.  Noncontravention.  Neither the execution and the delivery of this Reorganization Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of J-Kan and its subsidiaries is subject or any provision of the charter or bylaws of any of J-Kan and its subsidiaries or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of J-Kan and its subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).  None of J-Kan and its subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Reorganization Agreement, other than the filing and recordation of the Nevada Articles of Merger with the Secretary.

Section 4.04.  Brokers’ Fees.  Except as set forth  in Section 4.04 of the J-Kan Disclosure Schedule, none of J-Kan and its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Reorganization Agreement.

Section 4.05.  Title to Assets.  J-Kan and its subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the J-Kan Balance Sheet (as defined in Section 4.07) or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the J-Kan Balance Sheet.

Section 4.06.  Subsidiaries.  Section 4.06 of the J-Kan Disclosure Schedule sets forth for each Subsidiary of J-Kan (i) its name and jurisdiction of incorporation, (ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury.  All of the issued and outstanding shares of capital stock of each Subsidiary of J-Kan have been duly authorized and are validly issued, fully paid, and nonassessable.  One of J-Kan and its subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of J-Kan, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of J-Kan and its subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its subsidiaries or that could require any Subsidiary of J-Kan to issue, sell, or otherwise cause to become outstanding any of its own capital stock.  There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of J-Kan.  There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of J-Kan.  None of J-Kan and its subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of J-Kan.

Section 4.07.  SEC Filings; Financial Statements.

(a)           J-Kan has timely filed all forms, reports, statements and documents (collectively, the “SEC Reports”) required to be filed by it within the past twelve months with the SEC.  The SEC Reports, after giving effect to any amendments thereto, (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No Subsidiary of J-Kan is currently required to file any form, report or other document with the SEC.

(b)           Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (i) are in accordance with the books and records of J-Kan; (ii) present fairly and

Agreement and Plan of Reorganization J-Kan - TrinityCare

accurately the financial condition of J-Kan, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders’ equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; (vi) include all adjustments (consisting of only normal recurring accruals which are necessary for a fair presentation of the financial condition of J-Kan, and of the results of operations of J-Kan for the periods covered by such statements; and (vii) fully comply with all requirements of Regulation S-K and all applicable securities laws, and each fairly presented the financial position, results of operations and changes in stockholders’ equity and cash flows of J-Kan and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

(c)           Except to the extent set forth on the audited consolidated balance sheet of J-Kan as of December 31, 2007, including the notes to the audited financial statements of which such balance sheet is a part and which is included in J-Kan’s Form 10-KSB for the year ended December 31, 2007 (the “J-Kan Balance Sheet”), neither J-Kan nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles applied on a consistent basis.

(d)           J-Kan has heretofore made available to TrinityCare, true, complete and correct copies of all amendments and modifications (if any) that have not been filed by J-Kan with the SEC to all agreements, documents and other instruments that previously had been filed by J-Kan as exhibits to the SEC Reports and are currently in effect.

Section 4.08.  Absence of Certain Changes or Events.  Since December 31, 2007, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of any of J-Kan and its subsidiaries.  Without limiting the generality of the foregoing, since that date:

(a)           none of J-Kan and its subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

(b)           none of J-Kan and its subsidiaries has entered into any material agreement, contract, lease, or license (or series of related agreements, contracts, leases and licenses) either involving more than $10,000 or outside the Ordinary Course of Business;

(c)           no party (including any of J-Kan and its subsidiaries) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $10,000 to which any of J-Kan and its subsidiaries is a party or by which any of them is bound;

(d)           none of J-Kan and its subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

(e)           none of J-Kan and its subsidiaries has made any capital expenditures (or series of related capital expenditures) in excess of $10,000;

(f)           except as set forth in Section 4.08(f) of the J-Kan Disclosure Schedule, none of J-Kan and its subsidiaries has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

(g)           none of J-Kan and its subsidiaries has issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations either involving more than $5,000 singly or $10,000 in the aggregate;

(h)           none of J-Kan and its subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property;

Agreement and Plan of Reorganization J-Kan - TrinityCare

(i)           there has been no change made or authorized in the charter or bylaws of any of J-Kan and its subsidiaries;

(j)           none of J-Kan and its subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

(k)           except as set forth in Section 4.08(k) of the J-Kan Disclosure Schedule, none of J-Kan and its subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

(l)           none of J-Kan and its subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

(m)           except as set forth in Section 4.08(m) of the J-Kan Disclosure Schedule, none of J-Kan and its subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

(n)           none of J-Kan and its subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such existing contract or agreement;

(o)           none of J-Kan and its subsidiaries has granted any increase in the base compensation of any of its directors or officers or any of its other employees outside the Ordinary Course of Business;

(p)           none of J-Kan and its subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

(q)           none of J-Kan and its subsidiaries has made any other change in employment terms for any of its directors, officers, and employees; and

(r)           except as set forth in Section 4.08(r) of the J-Kan Disclosure Schedule, none of J-Kan and its subsidiaries has delayed or postponed the payment of accounts payable and other liabilities outside the Ordinary Course of Business;

(s)           none of J-Kan and its subsidiaries has cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

(t)           none of J-Kan and its subsidiaries has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(u)           there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of J-Kan and its subsidiaries; and

(v)           none of J-Kan and its subsidiaries has committed to any of the foregoing.

Section 4.09.  Undisclosed Liabilities.   None of J-Kan and its subsidiaries has any liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any liability, except for liabilities set forth on the face of the J-Kan Balance Sheet (rather than in any notes thereto).

Agreement and Plan of Reorganization J-Kan - TrinityCare

Except as set forth in Section 4.09 of the J-Kan Disclosure Schedule, J-Kan does not have any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any liability, based on its subsidiaries operations, ownership of assets, actions or inactions.

Section 4.10.  Legal Compliance.  Each of J-Kan, its subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), including all import and export laws relating to its products and business and the payment of all customs duties or other official charges incurred, due or owed by J-Kan or its subsidiaries, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply.

Section 4.11.  Tax Matters.

(a)           Each of J-Kan and its subsidiaries has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns that it was required to file.  All such Tax Returns were complete and accurate in all material respects.  All Taxes owed by any of J-Kan and its subsidiaries (whether or not shown on any Tax Return) have been paid.  None of J-Kan and its subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return.  No claim has ever been made by an authority in a jurisdiction where any of J-Kan and its subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  There are no Security Interests on any of the assets of any of J-Kan and its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)           Each of J-Kan and its subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(c)           No director or officer (or employee responsible for Tax matters) of any of J-Kan and its subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed.  There is no dispute, claim, notice or inquiry concerning any Tax liability of any of J-Kan or its subsidiaries either claimed or raised by any authority in writing or as to which any of the directors and officers (and employees responsible for Tax matters) of each of J-Kan and its subsidiaries has Knowledge based upon personal contact with any agent of such authority.  There are no material matters under discussion between J-Kan or its subsidiaries and any governmental authority regarding claims for additional Taxes or assessments with reference to J-Kan or its subsidiaries or the business or property of J-Kan or its subsidiaries.

(d)           Section 4.11(d) of the J-Kan Disclosure Schedule lists all federal, state, local, and foreign Tax Returns filed with respect to J-Kan and its subsidiaries for Taxable periods ended on or after December 31, 2005, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit.  J-Kan has delivered to TrinityCare correct and complete copies of all federal Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by J-Kan or its subsidiaries since December 31, 2006.  None of J-Kan and its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(e)           None of J-Kan and its subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations.  None of J-Kan and its subsidiaries has made any material payments, is obligated to make any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G.  None of J-Kan and its subsidiaries has been a United States real property holding corporation within the

Agreement and Plan of Reorganization J-Kan - TrinityCare

meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).  Each of J-Kan and its subsidiaries has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Section 6662.  None of J-Kan and its subsidiaries is a party to any Tax allocation or sharing agreement.  None of J-Kan and its subsidiaries (i) has been a member of an Affiliated Group filing a consolidated federal Tax Return (other than a group the common J-Kan of which was J-Kan) or (ii) has any liability for the Taxes of any Person (other than of J-Kan or any of its subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f)           Section 4.11(f) of the J-Kan Disclosure Schedule sets forth estimates of the following information with respect to each of J-Kan and its subsidiaries (or, in the case of clause (B) below, with respect to each of the subsidiaries) as of the most recent practicable date: (A) the basis of J-Kan or Subsidiary in its assets; (B) the basis of the stockholder(s) of the Subsidiary in its stock; (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax, or excess charitable contribution allocable to J-Kan or Subsidiary; and (D) the amount of any deferred gain or loss allocable to J-Kan or Subsidiary arising out of any Deferred Intercompany Transaction.

(g)           The unpaid Taxes of J-Kan and its subsidiaries (i) did not, as of December 31, 2008, exceed by any material amount the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the J-Kan Balance Sheet (rather than in any notes thereto) and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of J-Kan and its subsidiaries in filing their Tax Returns.

Section 4.12.  Real Property.  Section 4.12of the J-Kan Disclosure Schedule lists and describes briefly all real property leased or subleased to each of J-Kan and its subsidiaries.  J-Kan has delivered to TrinityCare correct and complete copies of the leases and subleases listed in Section 4.12 of the J-Kan Disclosure Schedule (as amended to date).

Section 4.13.  Intellectual Property.

(a)           The Intellectual Property of J-Kan does not interfere with, infringe upon, misappropriate, or violate any Intellectual Property rights of third parties, and none of the directors and officers of J-Kan and its subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of J-Kan and its subsidiaries must license or refrain from using any Intellectual Property rights of any third party).  No third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of J-Kan.

(b)           Section 4.13(b) of the J-Kan Disclosure Schedule identifies each license, sublicense, agreement, or permission granted by J-Kan or its subsidiaries to any third party relating to Intellectual Property of J-Kan.

Section 4.14.  Tangible Assets.  The buildings, machinery, equipment, and other tangible assets that J-Kan and its subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear), and is suitable for the purpose for which it presently is used .

Section 4.15.  Contracts.  Section 4.15 of the J-Kan Disclosure Schedule lists the following contracts and other agreements to which any of J-Kan and its subsidiaries is a party:

(a)           any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $1,000;

Agreement and Plan of Reorganization J-Kan - TrinityCare

(b)           any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $5,000;

(c)           any agreement concerning a partnership or joint venture;

(d)           any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $5,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

(e)           any agreement concerning confidentiality or noncompetition;

(f)           any agreement, contract or understanding (including any agreement, contract or understanding evidencing any outstanding indebtedness or other similar obligations to J-Kan or its subsidiaries) with any director, officer, Affiliate or “associate” (as such term is defined in Rule 12b-2 under the Securities Exchange Act) of J-Kan or its subsidiaries;

(g)           any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

(h)           any collective bargaining agreement;

(i)           any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis;

(j)           any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

(k)           any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of any of J-Kan and its subsidiaries; or

(l)           any other agreement (or group of related agreements) the performance of which involves consideration in excess of $5,000.

J-Kan has delivered to TrinityCare a correct and complete copy of each written agreement listed in Section 4.15 of the J-Kan Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4.20 of the J-Kan Disclosure Schedule.  With respect to each such agreement: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.

Section 4.16.  Notes and Accounts Receivable.  All notes and accounts receivable of J-Kan and its subsidiaries listed on Section 4.21 of the J-Kan Disclosure Schedule are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the J-Kan Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions in the Ordinary Course of Business through the Closing Date.  With respect to the accounts receivable listed on Section 4.16 of the J-Kan Disclosure Schedule, no chargeback allowance or cooperative advertising allowance or related liability exists that is not fully and accurately reflected in such accounts receivable.

Agreement and Plan of Reorganization J-Kan - TrinityCare

Section 4.17.  Powers of Attorney.  There are no outstanding powers of attorney executed on behalf of any of J-Kan and its subsidiaries.

Section 4.18.  Insurance.  Section 4.18 of the J-Kan Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers’ compensation coverage and bond and surety arrangements) with respect to which any of J-Kan and its subsidiaries has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past 3 years:

(a)           the name, address, and telephone number of the agent;

(b)           the name of the insurer, the name of the policyholder, and the name of each covered insured;

(c)           the policy number and the period of coverage;

(d)           the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

(e)           a description of any retroactive premium adjustments or other loss- sharing arrangements.

With respect to each such insurance policy: (i) the policy is legal, valid, binding, enforceable, and in full force and effect; (ii) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (iii) neither any of J-Kan and its subsidiaries nor any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iii) no party to the policy has repudiated any provision thereof.  Each of J-Kan and its subsidiaries has been covered during the past 3 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.  Section 4.18 of the J-Kan Disclosure Schedule describes any material self-insurance arrangements affecting any of J-Kan and its subsidiaries.

Section 4.19.  Litigation.  Section 4.19 of the J-Kan Disclosure Schedule sets forth each instance in which any of J-Kan and its subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to its Knowledge, is Threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.  None of the actions, suits, proceedings, hearings, and investigations set forth in Section 4.19 of the J-Kan Disclosure Schedule could result in any adverse change in the business, financial condition, operations, results of operations, or future prospects of any of J-Kan and its subsidiaries.  None of J-Kan and its subsidiaries and the directors and officers (and employees with responsibility for litigation matters) of J-Kan and its subsidiaries has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or Threatened against any of J-Kan and its subsidiaries.

Section 4.20.  Employees.  None of J-Kan and its subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years.  None of J-Kan and its subsidiaries has committed any material unfair labor practice.  None of J-Kan and its subsidiaries and the directors and officers of J-Kan and its subsidiaries has any Knowledge of any organizational effort presently being made or Threatened by or on behalf of any labor union with respect to employees of J-Kan and its subsidiaries.

Section 4.21.  Employee Benefits.

(a)           None of J-Kan and its subsidiaries maintains or contributes, or has ever maintained or contributed to any Employee Benefit Plan.

Agreement and Plan of Reorganization J-Kan - TrinityCare

(b)           None of J-Kan, its subsidiaries and the other stockholders of the Controlled Group of Corporations that includes J-Kan and its subsidiaries contributes to, ever has contributed to, or ever has been required to contribute to any Multiemployer Plan or has any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any withdrawal liability, under any Multiemployer Plan.

(c)           None of J-Kan and its subsidiaries maintains or ever has maintained or contributes, ever has contributed, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents (other than in accordance with Code Section 4980B).

(d)           No current or former employee, officer and director of J-Kan and its subsidiaries has any outstanding agreement, contract or understanding with respect to J-Kan or its subsidiaries that provides for bonus payments.

Section 4.22.  Guaranties.  None of J-Kan and its subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

Section 4.23.  Environment, Health, and Safety.

(a)           Each of J-Kan and its subsidiaries is, and at all times has been, in full compliance with, and has not been and is not in Contravention of or liable under, any Environmental Law or Occupational Safety and Health Law.  Neither any of J-Kan and its subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible received, any actual or Threatened Order, notice, or other communication from (i) any Governmental Body or other Person acting in the public interest, or (ii) the current or prior owner or operator of any Facility, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of J-Kan or its subsidiaries has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by J-Kan, its subsidiaries or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(b)           There are no pending or Threatened, claims, Encumbrances or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law or Occupational Safety and Health Law, with respect to or affecting any Facilities or any other properties and assets (whether real, personal, or mixed) in which any of J-Kan or its subsidiaries has or had an interest.

(c)           Neither any of J-Kan or its subsidiaries has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any actual, alleged, possible or potential Contravention of or failure to comply with any Environmental Law or Occupational Safety and Health Law, or of any actual, alleged, possible or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of J-Kan or its subsidiaries had an interest, or with respect to any property or facility to or by which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by any of J-Kan, its subsidiaries, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.  Neither any of J-Kan or its subsidiaries, nor any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to any Facility or with respect to any other property or asset (whether real, personal, or mixed) in which any of J-Kan or its subsidiaries (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining any Facility or any such other property or asset.

Agreement and Plan of Reorganization J-Kan - TrinityCare

(d)           There are no Hazardous Materials present on or in the Environment at any Facility or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of any Facility or such adjoining property, or incorporated into any structure therein or thereon.  None of J-Kan, its subsidiaries, any other Person for whose conduct they are or may be held responsible, or any other Person has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to any Facility or other property or asset (whether real, personal, or mixed) in which any of J-Kan or its subsidiaries has or had an interest.

(e)           There has been no Release or, to J-Kan’s Knowledge, Threat of Release, of any Hazardous Materials at or from any Facility or at any other location where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by any Facility, or from any other property or asset (whether real, personal, or mixed) in which any of J-Kan or its subsidiaries has or had an interest, or any geologically or hydrologically adjoining property, whether by any of J-Kan, its subsidiaries, or any other Person.

(f)           J-Kan has delivered to TrinityCare true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by any of J-Kan or its subsidiaries pertaining to Hazardous Materials or Hazardous Activities in, on, or under any Facilities, or concerning compliance by any of J-Kan, its subsidiaries, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

Section 4.24.  Certain Business Relationships With J-Kan.  Except as disclosed in Section 4.24 of the J-Kan Disclosure Schedule, none of the directors and officers of J-Kan and its subsidiaries and their Affiliates has been involved in any business arrangement or relationship with J-Kan or its subsidiaries within the past 24 months, and none of the directors and officers of J-Kan and its subsidiaries and their Affiliates owns any asset, tangible or intangible, which is used in the business of J-Kan or its subsidiaries.

Section 4.25.  Change of Control.   J-Kan and its subsidiaries are not a party to any agreement, contract, obligation, or undertaking which contains a “change in control,” “potential change in control” or similar provision and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from J-Kan and its subsidiaries to any Person, materially increase any benefits otherwise payable by J-Kan or any of its subsidiaries, or result in the acceleration of the time of payment or vesting of any such benefits.

Section 4.26.  Certain Business Practices.   J-Kan and its subsidiaries and, to the Knowledge of J-Kan, each director, officer, authorized agent or employee of J-Kan or any of its subsidiaries have not, directly or indirectly, (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (c) made any other unlawful payment, (d) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended, or (e) established or maintained any fund or asset that has not been recorded in the books and records of J-Kan and its subsidiaries.

Section 4.27.  Parachute Payments.  J-Kan has not entered into any agreement that would result in the making of “parachute payments,” as defined in Section 280G of the Code, to any Person.

Section 4.28.  Disclosure.  The representations and warranties contained in this Article 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article 4 not misleading.

Agreement and Plan of Reorganization J-Kan - TrinityCare

ARTICLE 5
PRE-CLOSING COVENANTS

The Parties agree as follows with respect to the period between the execution of this Reorganization Agreement and the Closing.

Section 5.01.  General.  Each of the Parties will use his, her or its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Reorganization Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Article 7).

Section 5.02.  Notices and Consents.   Each of J-Kan and its subsidiaries shall give any notices to third parties, and each of J-Kan and its subsidiaries shall use its best efforts to obtain any third party consents, that TrinityCare reasonably may request in connection with the matters referred to in Section 4.03.  Each of the Parties will give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 4.03.

Section 5.03.  Operation of Business.  Each of (i) J-Kan and its subsidiaries, and (ii) TrinityCare, shall not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.  Without limiting the generality of the foregoing, J-Kan and its subsidiaries and TrinityCare shall not (a) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (b) become a party to any agreement of the type of referred to in Section 4.20 (only with respect to J-Kan and its subsidiaries), or (c) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 5.07 (only with respect to J-Kan and its subsidiaries).

Section 5.04.  Preservation of Business.  Each of (i) J-Kan and its subsidiaries, and (ii) TrinityCare, shall keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

Section 5.05.  Full Access.

(a)           Each of J-Kan and its subsidiaries shall permit representatives of TrinityCare to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of J-Kan, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to J-Kan and its subsidiaries.

(b)           TrinityCare shall permit representatives of J-Kan to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of TrinityCare, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to TrinityCare.

Section 5.06.  Notice of Developments.  TrinityCare and J-Kan will give prompt written notice to the other party of any adverse development causing a breach of any of the representations and warranties in Article 3 or 4, respectively.  No disclosure by any Party pursuant to this Section 5.06, however, shall be deemed to amend or supplement the TrinityCare Disclosure Schedule or the J-Kan Disclosure Schedule, as applicable, or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

Section 5.07.  Exclusivity.

(a)           J-Kan agrees that it, prior to the Effective Time, shall not, directly or indirectly, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any director, officer, employee or agent of, or any investment banker, attorney, accountant or other advisor or representative of, J-Kan or any of its subsidiaries (collectively, the “J-Kan Representatives”) to, directly or indirectly through another Person, solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition

Agreement and Plan of Reorganization J-Kan - TrinityCare

Proposal, or participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or approve, endorse or recommend any Acquisition Proposal, or enter into any letter of intent, agreement in principle, acquisition agreement or other document or contract contemplating or otherwise relating to an Acquisition Proposal, provided, however, that, the foregoing shall not prohibit J-Kan from furnishing information to or entering into discussions or negotiations with, any Person that makes an unsolicited bona fide proposal to enter into a business combination with J-Kan pursuant to an Acquisition Proposal which the board of directors of J-Kan (or any committee thereof considering such proposal) in good faith determines is reasonably likely to be more favorable to the stockholders of J-Kan than the transactions contemplated by this Reorganization Agreement (a “Superior Proposal”), so long as:

(i)           prior to furnishing any information to, or entering into discussions or negotiations with such a Person, J-Kan provides twenty- four (24) hours’ advance written notice to TrinityCare to the effect that it is furnishing information to, or entering into substantive discussions or negotiations with, a Person from whom J-Kan shall have received an executed confidentiality agreement in form and substance satisfactory to TrinityCare prior to furnishing such information;

(ii)           such notice shall include the terms and conditions of such Acquisition Proposal or any agreement proposed by, or any information supplied to, any such Person;

(iii)           prior to furnishing any nonpublic information to any such Person, J-Kan furnishes such nonpublic information to TrinityCare (to the extent that such nonpublic information has not been previously furnished by J-Kan to TrinityCare);

(iv)           neither J-Kan nor any of its subsidiaries nor any of the J-Kan Representatives shall have violated any of the restrictions set forth in this Section 5.07;

(v)           such unsolicited bona fide proposal relating to a  Superior Proposal is made by a third party that the board of directors  of J-Kan (or any committee thereof considering such proposal)  determines in good faith has the good faith intent to proceed with  negotiations to consider such Superior Proposal;

(vi)           the board of directors of J-Kan (or any committee  thereof considering such proposal), after duly considering the written  advice of outside legal counsel to J-Kan, determines in good faith that  such action is required for the Board of Directors of J-Kan to comply  with its fiduciary duties to stockholders imposed by applicable law; and

(vii)           J-Kan keeps TrinityCare informed in all material respects of  the status and terms of any such negotiations or discussions (including  without limitation the identity of the Person with whom such  negotiations or discussions are being held) and provides TrinityCare copies  of such written proposals and any amendments or revisions thereto or  correspondence related thereto.

(b)           J-Kan shall notify TrinityCare orally and in writing of the fact that it has received inquiries, offers or proposals that it reasonably believes to be bona fide with respect to an Acquisition Proposal within twenty-four (24) hours after the receipt thereof.  J-Kan will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any other Person that have been conducted heretofore with respect to a potential Acquisition Proposal.  J-Kan agrees to inform the J-Kan Representatives of the obligations undertaken in this Section 5.07; provided, however, that nothing contained in this Reorganization Agreement shall prevent the board of directors of J-Kan from referring any third-party to this Section 5.07.

(c)           J-Kan agrees not to release or permit the release of any Person from, or to waive or permit the waiver of any provision of, any confidentiality, “standstill” or similar agreement to which J-Kan

Agreement and Plan of Reorganization J-Kan - TrinityCare

or any of its subsidiaries is a party, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of TrinityCare.

(d)           Except as expressly permitted by this Section 5.07, neither the board of directors of J-Kan nor any committee thereof shall (A) withdraw, modify or change, or propose publicly to withdraw, modify or change, in a manner adverse to TrinityCare, the approval by such board of directors or such committee of the board of directors, approving or taking such action with respect to the Merger or this Reorganization Agreement, (B) approve or recommend, or propose publicly to approve or recommend, any Superior Proposal or (C) cause J-Kan to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, an “Acquisition Agreement”) related to any Acquisition Proposal.  Notwithstanding the foregoing, in the event that the Board of Directors of J-Kan (or any committee thereof considering an Acquisition Proposal) determines in good faith, after consultation with outside counsel, that in light of a Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the stockholders of J-Kan under applicable law, the board of directors of J-Kan may (subject to this and the following sentences) withdraw, modify or change its recommendation of the Merger, but only after twenty-four (24) hours following TrinityCare’s receipt of written notice advising TrinityCare that the board of directors of J-Kan is prepared to do so, and only if, during such twenty-four (24) hour period, J-Kan and its advisors shall have negotiated in good faith with TrinityCare to make such adjustments in the terms and conditions of this Reorganization Agreement as would enable TrinityCare to proceed with the transactions contemplated herein on such adjusted terms.

(e)           Nothing contained in this Section 5.07 shall prohibit J-Kan from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and/or 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the stockholders of J-Kan if, in the good faith judgment of the board of directors of J-Kan, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

For purposes of this Section 5.07, “Acquisition Proposal” means any offer or proposal for (whether or not in writing and whether or not delivered to the stockholders of J-Kan generally), from any Person relating to any (a) direct or indirect acquisition or purchase of assets (x) that constitute 15% or more of the assets of J-Kan and its subsidiaries taken as a whole or (y) for which 15% or more of the net revenues or net income of J-Kan and its subsidiaries taken as a whole are attributable, (b) direct or indirect acquisition or purchase of 15% or more of any class of equity securities of J-Kan or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of J-Kan and its subsidiaries, taken as a whole, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning 15% more of any class of equity securities of J-Kan or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of J-Kan and its subsidiaries, taken as a whole, or (d) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving J-Kan or any of its subsidiaries whose business constitutes 15% or more of the net revenues, net income or assets of J-Kan and its subsidiaries, taken as a whole, other than the transactions contemplated by this Reorganization Agreement.

Section 5.08.  Filing of Current Report on Form 8-K.  Promptly after execution of this Reorganization Agreement, J-Kan shall file, if required or permitted under the Exchange Act, a Current Report on Form 8-K (“8-K”) with the SEC to report the execution of this Reorganization Agreement.

Section 5.09.  Section 16(b) Board Approval.  Prior to Closing, the Board of Directors of J-Kan shall, by resolution duly adopted by such Board of Directors or a duly authorized committee of “non-employee directors” thereof, approve and adopt, for purposes of exemption from “short-swing” liability under Section 16(b) of the Exchange Act, the acquisition of Series A Convertible Preferred Stock at the Effective Time by officers and directors of TrinityCare who become, prior to, at, or following the Effective Time of the Merger, officers or directors of J-Kan as a result of the conversion of shares of TrinityCare Membership Interest in the Merger and the assumption of any TrinityCare options or warrants by J-Kan at the Effective Time.  Such resolution shall set forth the name of the applicable “insiders” for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual, that the approval is being granted to exempt the transaction under Rule 16b-3 under the Exchange Act, and, for the options and warrants of TrinityCare to be assumed by J-Kan at the Effective Time, the

Agreement and Plan of Reorganization J-Kan - TrinityCare

material terms of the options and warrants to purchase J-Kan Common Stock acquired by such insiders as a result of the assumption by J-Kan of such options and warrants.

Section 5.10.  J-Kan Reincorporation from Arkansas to Nevada.  At the Effective Time J-Kan will change its jurisdiction of organization from the State of Arkansas to the State of Nevada by means of the merger of J-Kan with and into J-Kan Nevada (the “Reincorporation Merger”).

Section 5.11.  Change of Name and Trading Symbol.  At the Effective Time of the Reincorporation Merger, J-Kan will cause the name of J-Kan to change to TrinityCare Senior Living, Inc, or another name selected by the present management of TrinityCare.  At the same time as the change of corporate name, the trading symbol of J-Kan will change to a symbol that is unique to the new corporate name of J-Kan.

Section 5.12.  Information Statement.  Promptly after execution of this Reorganization Agreement, J-Kan, with the cooperation and assistance of TrinityCare and its counsel, will prepare and distribute to the holders of J-Kan Common Stock an Information Statement, as defined in Section 3.17, describing the Reincorporation Merger and authority to change the corporate name.  The record date for the J-Kan Shareholders entitled to notice of the actions described in the Information Statement shall be the date of mailing the Information Statement and the Effective Time shall be the last to occur: (i) the Effective Time of the Merger as defined in Section 2.02, (ii) the Effective Time of the Reincorporation Merger as defined in Section 2.13, or (iii) the Effective Time of the Information Statement defined in this Section 5.12.

Section 5.13.  Confidentiality.  Each of J-Kan and its subsidiaries agrees that, until the earlier of (i) two years from the date of this Reorganization Agreement and (ii) the Effective Time:

(a)           each of J-Kan and its subsidiaries will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Reorganization Agreement, and deliver promptly to TrinityCare or destroy, at the request and option of TrinityCare, all tangible embodiments (and all copies) of the Confidential Information, including in electric or magnetic form, which are in his, her or its possession;

(b)           in the event that any of J-Kan and its subsidiaries is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that J-Kan and its subsidiaries will notify TrinityCare promptly of the request or requirement so that TrinityCare may seek an appropriate protective order or waive compliance with the provisions of this Section 5.13; and

(c)           if, in the absence of a protective order or the receipt of a waiver hereunder, any of J-Kan or its subsidiaries is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that J-Kan or its subsidiaries may disclose the Confidential Information to the tribunal; provided, however, that the disclosing party shall use his, her or its reasonable best efforts to obtain, at the reasonable request of TrinityCare, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as TrinityCare shall designate.

ARTICLE 6
CLOSING COVENANTS

The Parties agree as follows with respect to the period following the Closing.

Section 6.01.  General.   In case at any time after the Closing any further action is necessary to carry out the purposes of this Reorganization Agreement, each of the Parties will take such further actions (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

Agreement and Plan of Reorganization J-Kan - TrinityCare

Section 6.02.  Assumption of Employment Agreement At the Effective Time, J-Kan shall take the necessary action to assume and agree to perform the obligations of the employment agreement executed by TrinityCare and Donald W. Sapaugh.  Pursuant to the terms of the employment agreement, at the Effective Time, J-Kan will issue to Donald W. Sapaugh 3,000 shares of Series B Preferred Stock substantially in the form of Exhibit H hereto. The shares will be issued without registration under the 1933 Act in reliance on the exemption from such registration in Section 4(2) of the 1933 Act and Regulation D, Rule 506 thereunder. Upon issuance the shares of Series B Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

Section 6.03.  Application to Standard & Poor’s  New management of J-Kan shall promptly make application to the Standard & Poor’s editorial board to approve J-Kan for a full description in Standard & Poor’s Standard Corporation Manual, Standard & Poor’s Daily News Section, coverage of J-Kan as part of the S&P Market Access Program and coverage on Standard & Poor’s Internet Site, www.advisorinsight.com, as well as S&P Marketscope and the S&P Stock Guide database.

Section 6.04.  Filing of Amended Form 8-K Within 71 days after the original report on Form 8-K must be filed, new management of J-Kan will prepare and file with the SEC an amendment to the Form 8-K described in Section 5.08 above that includes the financial statements and pro forma financial information prepared pursuant to Regulation S-X for the periods specified in Rule 3.05(b).

Section 6.05.  Agreement to Deliver Shares. As the owner of a majority of the membership interests of TrinityCare, Equityholders agree to vote their shares of TrinityCare Membership Interests in favor of approving this Reorganization Agreement and the transactions contemplated hereby and not to approve or support any competing transaction,

Section 6.06.  Plan of Exchange.  This Reorganization Agreement is intended to constitute a “plan of reorganization” within the meaning of Section 368(a)(2)(D) of the Code.  From and after the date of this Reorganization Agreement and until the Effective Time, each party shall use its reasonable best efforts to cause the Exchange to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Exchange from qualifying, as a reorganization under the provisions of Section 368(a) of the Code.  Following the Effective Time, neither J-Kan nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Exchange to fail to qualify as a reorganization under section 368(a) of the Code.

Section 6.07.  Board of Directors of J-Kan.  At the Effective Time, the present Directors of J-Kan shall have caused the appointment of the persons designated by TrinityCare to the Board of Directors of J-Kan followed by the resignation of all other officers and directors.  In connection with such election, J-Kan shall have provided its securityholders with an Information Statement pursuant to Section 14f of the Exchange Act and SEC Rule 14f-1.

Section 6.08.  Public Announcements.  The initial press release relating to this Reorganization Agreement shall be a joint press release the text of which has been agreed to by each of J-Kan and TrinityCare.

Section 6.09.  Conveyance Taxes.  J-Kan shall be liable for and shall hold TrinityCare and the holders of TrinityCare Membership Interests who are holders of TrinityCare Membership Interests immediately prior to the Effective Time harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Reorganization Agreement.  The parties acknowledge that this Section 6.09 is specifically intended to benefit the holders of TrinityCare Membership Interests who are holders of TrinityCare Membership Interests immediately prior to the Effective Time.

Section 6.10.  Assumption of Debt.  At the Effective Time, J-Kan shall take the necessary action to assume and agree to pay the debts and obligations of TrinityCare described on Exhibit G hereto.

Section 6.11.  Change of Fiscal Year.  At the Effective Time, J-Kan shall take the necessary action to change its fiscal year end to December 31 and shall file timely an annual report for a short year on Form 10K with

Agreement and Plan of Reorganization J-Kan - TrinityCare

the SEC, containing the financial statements and other information prescribed by the Securities Exchange Act and rules and regulations promulgated by the SEC thereunder.

Section 6.12.  Reimbursement of Expenses.  At the Closing (as defined in Section 2.02) TrinityCare will reimburse the persons designated by Neel an amount, not to exceed $150,000, to cover any fees payable to brokers engaged by J-Kan, obligations to the transfer agent of J-Kan, attorney’s fees, travel expense and due diligence costs.  In addition, TrinityCare will reimburse the persons designated by Neel an amount, not to exceed $6,000, to cover the cost of assisting with the preparation and filing one or more current reports on Form 8-K or amendments on Form 8-K/A, and Information Statements pursuant to SEC Rule 14F-1 and SEC Rule 14C-1 and fees of independent auditors in connection with preparation of the annual report and Form 10-K for the period ending December 31, 2008.

ARTICLE 7
CONDITIONS TO OBLIGATION TO CLOSE

Section 7.01.  Conditions to Obligation of TrinityCare.  The obligation of TrinityCare to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a)           the representations and warranties set forth in Article 4 shall be true and correct in all material respects at and as of the Closing Date;

(b)           J-Kan and its subsidiaries shall have performed and complied with all of their Pre Closing Covenants described herein, including the covenants set forth in Article 5;

(c)           J-Kan and its subsidiaries shall have procured all of the material third party consents specified in Section 5.02;

(d)           no action, suit, or proceeding shall be pending or Threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Reorganization Agreement, (ii) cause any of the transactions contemplated by this Reorganization Agreement to be rescinded following consummation, (iii) affect adversely the right of TrinityCare Equityholders to own Series A Convertible Preferred Stock and/or J-Kan Common Stock and to control J-Kan and its subsidiaries, or (iv) affect materially and adversely the right of J-Kan and its subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(e)           J-Kan and its subsidiaries shall have delivered to TrinityCare a certificate, substantially in the form of Exhibit B, to the effect that each of the conditions specified above in Section 7.01(a)-(d) is satisfied in all respects;

(f)           the Parties, J-Kan and its subsidiaries shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03;

(g)           TrinityCare shall have received from counsel to J-Kan and Merger Sub an opinion, substantially in the form of Exhibit E hereto, addressed to TrinityCare and dated as of the Closing Date;

(h)           if required by applicable rules of the SEC, at least ten (10) days prior to the Closing Date, J-Kan has mailed to its stockholders of record and filed with the SEC the Information Statement, in compliance with the requirements of Section 14f of the Exchange Act and Rule 14F-1 thereunder;

(i)           At Closing, TrinityCare shall have received from J-Kan:

Agreement and Plan of Reorganization J-Kan - TrinityCare

(1)           a copy of the Articles of Incorporation of J-Kan Nevada as in effect immediately prior to the Effective Time certified as of a recent date by the Secretary of State of the State of Nevada;

(2)           certificates, as of the most recent practicable dates, as to the corporate good standing of J-Kan and its subsidiaries issued by the Secretary of State of the State of Arkansas and any other state in which J-Kan and its subsidiaries are required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date;

(3)           a copy of the by-laws of J-Kan Nevada in effect on the Closing Date certified by the Secretary of J-Kan as of the Closing Date;

(4)           resolutions of the Board of Directors of J-Kan, Merger Sub and J-Kan Nevada, authorizing and approving all matters in connection with this Reorganization Agreement (including matters set forth in Section 5.08) and the transactions contemplated hereby, certified by the Secretary of J-Kan as of the Closing Date;

(5)           stock certificates representing the Series A Convertible Preferred Stock issuable pursuant to Article 2 upon presentation of the Certificates; and

(6)           such other documents as TrinityCare may reasonably request;

(j)           all actions to be taken by J-Kan in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to TrinityCare.

TrinityCare may waive any condition specified in this Section 7.01 if it executes a writing so stating at or prior to the Closing.

Section 7.02 Conditions to Obligation of J-Kan.  The obligation of J-Kan to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

(a)           the representations and warranties set forth in Article 3 shall be true and correct in all material respects at and as of the Closing Date;

(b)           TrinityCare shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(c)           no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (i) prevent consummation of any of the transactions contemplated by this Reorganization Agreement or (ii) cause any of the transactions contemplated by this Reorganization Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(d)           TrinityCare shall have delivered to J-Kan a certificate, substantially in the form of Exhibit C, to the effect that each of the conditions specified above in Section 7.02(a)-(c) is satisfied in all respects;

(e)           the Parties and J-Kan shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 4.03;

(f)           all actions to be taken by TrinityCare in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to J-Kan.

Agreement and Plan of Reorganization J-Kan - TrinityCare

(g)           J-Kan shall have received from counsel to TrinityCare an opinion, substantially in the form of Exhibit F hereto, addressed to J-Kan and dated as of the Closing Date;

(h)           All obligations of J-Kan and its subsidiary shall have been transferred in the manner described in Section 2.11; and J-Kan shall have no liabilities of any kind or character outstanding; and

(h)           At Closing, J-Kan shall have received from TrinityCare:

(1)           a certified copy of the Certificate of Formation of TrinityCare as in effect immediately prior to the Effective Time certified as of a recent date by the Secretary of TrinityCare;

(2)           certificates, as of the most recent practicable dates, as to the corporate good standing of TrinityCare and its subsidiaries issued by the Secretary of State of the State of Texas and any other state in which TrinityCare and its subsidiaries are required to be qualified or licensed to transact business, confirming such good standing on or immediately prior to the Closing Date;

(3)           a copy of the Company Agreement of TrinityCare in effect on the Closing Date certified by the Secretary of TrinityCare as of the Closing Date;

(4)           resolutions of the Board of Directors of TrinityCare, authorizing and approving all matters in connection with this Reorganization Agreement and the transactions contemplated hereby, certified by the Secretary of TrinityCare as of the Closing Date;

(5)           certificates representing the TrinityCare Membership Interest pursuant to Section 2.06 upon presentation of the Series A Convertible Preferred Stock;

(6)           such other documents as J-Kan may reasonably request;

(i)           The period of time in which TrinityCare Equityholders may perfect appraisal rights with respect to the Merger shall have expired, and Dissenting Shares shall constitute not more than 2% of the TrinityCare Membership Interest outstanding immediately prior to the Effective Time.

J-Kan may waive any condition specified in this Section 7.02 if it executes a writing so stating at or prior to the Closing.

ARTICLE 8
TERMINATION

Section 8.01.  Termination.  This Reorganization Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(g) by written notice by the terminating party to the other party).

(a)           by mutual written consent of J-Kan, Merger Sub and TrinityCare;

(b)           by either J-Kan or TrinityCare if the Merger shall not have been consummated by the sixty (60) day anniversary of the date of this Reorganization Agreement (such date as it may be extended in accordance with this Section 8.01(b), the “Outside Date ”), which date may be extended to the ninety (90) day anniversary of the date of this Reorganization Agreement upon written notice of either J-Kan or TrinityCare to the other party on or prior to the sixty (60) day anniversary of the date of this Reorganization Agreement, provided that all conditions to the closing of the Merger set forth in Article 8 shall have been satisfied, other than those that by their nature can be satisfied only at closing; provided that the right to terminate this Reorganization Agreement under this Section 8.01(b) shall not be available to any party whose material breach of this Reorganization Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside

Agreement and Plan of Reorganization J-Kan - TrinityCare

Date;

(c)           by either J-Kan or TrinityCare if a Governmental Body of competent jurisdiction shall have enacted a Legal Requirement or issued a nonappealable final order, decree, regulation or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

(d)           by J-Kan, following a breach of or failure to perform any representation, warranty, covenant or agreement on the part of TrinityCare set forth in this Reorganization Agreement, which breach or failure to perform (i) would cause any of the conditions set forth in Section 7.02 not to be satisfied, and (ii) if curable, shall not have been cured prior to the earlier of twenty (20) days following receipt by TrinityCare of written notice from J-Kan of such breach or failure to perform or the Outside Date;

(e)           by TrinityCare, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of J-Kan or Merger Sub set forth in this Reorganization Agreement, which breach or failure to perform (i) would cause any of the conditions set forth in Section 7.01 not to be satisfied, and (ii) if curable, shall not have been cured prior to the earlier of twenty (20) days following receipt by J-Kan of written notice from TrinityCare of such breach or failure to perform from TrinityCare or the Outside Date; or

(f)           by J-Kan, if J-Kan shall have paidTrinityCare the Termination Fee as provided under Section 8.03.

Section 8.02.  Effect of Termination. In the event of termination of this Reorganization Agreement as provided in Section 8.01 , this Reorganization Agreement shall immediately become void and there shall be no liability or obligation on the part of J-Kan, TrinityCare, Merger Sub or their respective officers, directors, members, stockholders or affiliates; provided that (i) any such termination shall not relieve any party from liability for any breach of this Reorganization Agreement, fraud or knowing misrepresentation and (ii) the provisions of Section 5.13 (Confidentiality), Section 8.02 (Effect of Termination), Section 8.03 (Fees and Expenses) and Article 9 (Miscellaneous) (to the extent applicable to such surviving sections) of this Reorganization Agreement and the Confidentiality Agreements shall remain in full force and effect and survive any termination of this Reorganization Agreement.

Section 8.03.  Fees and Expenses.

(a)           Except as set forth in this Section, all fees and expenses incurred in connection with this Reorganization Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that J-Kan shall pay all fees and expenses, other than accountants’ and attorneys’ fees, incurred with respect to the printing, filing and mailing of the Information Statement (including any related preliminary materials) and any amendments or supplements thereto.

(b)           J-Kan shall pay TrinityCare a termination fee in the amount of $150,000 (which amount is approximately equal to .25% of the enterprise value of TrinityCare at the Exchange Ratio (the “Termination Fee”) in the event of the termination of this Reorganization Agreement by J-Kan pursuant to Section 8.01(f).

(c)           Any fee due under Section 8.03(b) shall be paid by wire transfer of same-day funds within one (1) business day after the date of termination of this Reorganization Agreement.

(d)           The parties acknowledge that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Reorganization Agreement, and that, without these agreements, the parties would not enter into this Reorganization Agreement. If either party fails to promptly pay to the other party any fee due hereunder, the non-paying party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Bank of America, N.A. plus two (2%) percent per annum, compounded quarterly, from the date such expense reimbursement or fee was required to be paid. Payment of the fees and expenses described in this Section 8.03 shall not be in lieu of liability pursuant to clause (i) of Section 8.02.

Agreement and Plan of Reorganization J-Kan - TrinityCare

ARTICLE 9
MISCELLANEOUS

Section 9.01.  Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Reorganization Agreement prior to the Closing without the prior written approval of J-Kan and TrinityCare, provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

Section 9.02.  No Third Party Beneficiaries.  This Reorganization Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, except for Section 6.03.

Section 9.03.  Entire Agreement. This Reorganization Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof, except for the Confidentiality Agreement by and between J-Kan and TrinityCare.

Section 9.04.  Succession and Assignment.  This Reorganization Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Reorganization Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written approval of J-Kan and TrinityCare.

Section 9.05.  Counterparts.  This Reorganization Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 9.06.  Headings.   The section headings contained in this Reorganization Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Reorganization Agreement.

Section 9.07.  Notices.  All notices, requests, demands, claims, and other communications hereunder will be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by (a) confirmed facsimile; (b) overnight delivery; or (c) registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

if to J-Kan or Merger Sub:

J-Kan, Inc.
1823 Phoenix Avenue
Ft. Smith, Arkansas 72903
Attn:  Jerry W. Neel, Jr.
Telephone: (479) 461-6810
Facsimile:

Agreement and Plan of Reorganization J-Kan - TrinityCare

with a copy to (which shall not constitute notice to such party):

The McGeary Law Firm, P.C.
405 Airport Freeway, Suite 5
Bedford, Texas 76021
Attn: Aaron D. McGeary, Esq.
Telephone: (817) 282-5885
Facsimile: (817) 282-5886
Email: amcgeary@mcgearylawfirm.com

if to TrinityCare:

TrinityCare Senior Living, LLC
227 E. Edgewood
Friendswood, Texas 77546
Attn:  Donald W. Sapaugh, President and CEO
Telephone: (281) 482-9700
Facsimile:  (281) 482-9705
Email: don@trinitycare.com

with a copy to (which shall not constitute notice to the Company):

Sonfield & Sonfield
770 South Post Oak Lane, Suite 435
Houston, Texas  77056-1937
Attn: Robert L. Sonfield, Jr., Esq.
Telephone: (713) 877-8333
Facsimile:  (713) 877-1547
Email: Robert@sonfield.com

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient.  Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

Section 9.08.  Governing Law.  This Reorganization Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

Section 9.09.  Amendments and Waivers.  No amendment of any provision of this Reorganization Agreement shall be valid unless the same shall be in writing and signed by J-Kan and TrinityCare.  No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.10.  Severability.  Any term or provision of this Reorganization Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

Section 9.11.  Expenses.  Each of the Parties will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Reorganization Agreement and the transactions contemplated hereby.

Agreement and Plan of Reorganization J-Kan - TrinityCare

Section 9.12.  Construction.  The Parties have participated jointly in the negotiation and drafting of this Reorganization Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Reorganization Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Reorganization Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “including” shall mean including without limitation.

Section 9.13.  Incorporation of Exhibits and Schedules.  The Exhibits, Annexes, and Schedules identified in this Reorganization Agreement are incorporated herein by reference and made a part hereof.

Section 9.14.  Specific Performance.  Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Reorganization Agreement are not performed in accordance with their specific terms or otherwise are breached.  Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Reorganization Agreement and to enforce specifically this Reorganization Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 9.15 below), in addition to any other remedy to which they may be entitled, at law or in equity.

Section 9.15.  Submission to Jurisdiction.  Each of the Parties submits to the jurisdiction of any state or federal court sitting in Houston, Texas, in any action or proceeding arising out of or relating to this Reorganization Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court.  Each Party also agrees not to bring any action or proceeding arising out of or relating to this Reorganization Agreement in any other court.  Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.  Any Party may make service on any other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 9.07 above.  Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

Agreement and Plan of Reorganization J-Kan - TrinityCare

Execution Page
AGREEMENT AND PLAN OF REORGANIZATION
among
J-KAN, INC.
(an Arkansas corporation)

TCSL ACQUISITION LLC
(a Nevada limited liability company)

TRINITYCARE SENIOR LIVING, LLC
(a Texas limited liability company)
and
THE EQUITYHOLDERS OF TRINITYCARE SENIOR LIVING, LLC

DATED AS OF FEBRUARY 6, 2009

IN WITNESS WHEREOF, the Parties have executed this Reorganization Agreement as of the date first above written.

J-KAN, INC.	TRINITYCARE SENIOR LIVING, LLC.
an Arkansas corporation	a Texas limited liability company

By: Jerry W. Neel, Jr., Chief Executive Officer	By: Donald W. Sapaugh, Chief Executive Officer

TCSL ACQUISITION LLC.	NEEL’S FOOD SERVICE, INC.
a Nevada limited liability company	an Arkansas corporation

By: Jerry W. Neel, Jr., Chief Executive Officer	By:______________________________________ Jerry W. Neel, Jr., Chief Executive Officer

_____________________________________ Donald W. Sapaugh, Individually	__________________________________________ Jerry W. Neel, Jr., Individually

TRINITYCARE EQUITYHOLDERS By:____________________________________ Donald W. Sapaugh, Authorized agent	J-KAN, INC. a Nevada corporation By: __________________________________ Jerry W. Neel, Jr., Chief Executive Officer

Agreement and Plan of Reorganization J-Kan - TrinityCare